SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2002

SUSQUEHANNA MEDIA CO.
(Exact name of registrant as specified in charter)

Delaware	333-80523	23-2722964
(State of other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

140 East Market Street, York, PA 17401
(Address of principal executive offices)

Registrant’s telephone number, including area code: (717) 848-5500

Item 5.    Other Events

Susquehanna Media Co. (Media) reported $93.1 million in consolidated revenues for the third quarter ended September 30, 2002. Revenues increased $8.9 million or 11% compared to third quarter 2001. Quarterly operating income of $22.5 million represented a $6.6 million or 42% increase over third quarter 2001. Quarterly Adjusted EBITDA (as defined in the accompanying exhibit) of $32.3 million was $3.5 million or 12% higher than the third quarter of 2001.

For the nine months ended September 30, 2002, consolidated revenues were $255.4 million, an increase of $22.2 million or 10% compared to 2001. Operating income for the nine months was $54.3 million, a $20.3 million or 60% increase compared to 2001. Adjusted EBITDA of $81.7 million represented an increase of $11.2 million or 16% compared to 2001.

For the nine months ended September 30, 2002, both operating income and Adjusted EBITDA were negatively impacted by a $4.1 million charge due to a change in the valuation basis of a subsidiary’s Performance Share Plan. A similar $4.2 million charge was incurred in the comparable period of 2001.

Implementation of SFAS 142, which stopped amortization of goodwill and other intangible assets as of January 1, 2002, increased third quarter operating income by $2.8 million compared to third quarter 2001. Nine months operating income was also increased by $10.6 million for the same reason.

A $5.0 million transitional loss for the impairment of goodwill related to Media’s Internet reporting unit was recognized as the cumulative effect of a change in accounting principle at June 30, 2002. The transitional loss did not affect nine months operating income, cash flows or Adjusted EBITDA.

On September 30, 2002, Media purchased the assets of Radio Station WYGY-FM from Caron Broadcasting, Inc. for $45.0 million cash. Media’s existing credit facilities were utilized for the acquisition. WYGY-FM is licensed to Lebanon, Ohio and serves the Cincinnati, Ohio marketplace.

A conference call is scheduled to review Media’s third quarter and nine month results on Thursday, November 7, 2002 at 11:00 am EST. To participate in this conference call, please dial (877) 326-2337. The conference ID is 7055494.

A press release is attached as Exhibit 99.

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Some of the statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates’ or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than of historical facts included herein, including those regarding Media’s financial position, business strategy, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of Media to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, but are not limited to, general economic and business conditions (both nationally and in Media’s markets), acquisition opportunities and Media’s ability to integrate successfully any such acquisitions, expectations and estimates concerning future financial performance, financing plans, Media’s ability to service its outstanding indebtedness, the impact of competition, existing and future regulations affecting Media’s business, nonrenewal of cable franchises, decreases in Media’s customers advertising expenditures and other factors over which Media may have little or no control.

Item 7.    Financial Statements and Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

99	Press Release dated November 4, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSQUEHANNA MEDIA CO. (Registrant)

By:	/s/ John L. Finlayson
John L. Finlayson Vice President and Principal Financial and Accounting Officer

Dated: November 4, 2002